Investor Presentation Actionable Intelligence® April 2019 Confidential and proprietary information of Verint© 2014 Systems Verint Inc. Systems © 2019 Inc. Verint All RightsSystems Reserved Inc. All RightsWorldwide. Reserved Worldwide.

Disclaimers Forward Looking Statements This presentation contains "forward-looking statements," including statements regarding expectations, predictions, views, opportunities, plans, strategies, beliefs, and statements of similar effect relating to Verint Systems Inc. These forward-looking statements are not guarantees of future performance and they are based on management's expectations that involve a number of known and unknown risks, uncertainties, assumptions, and other important factors, any of which could cause our actual results to differ materially from those expressed in or implied by the forward-looking statements. The forward-looking statements contained in this presentation are made as of the date of this presentation and, except as required by law, Verint assumes no obligation to update or revise them, or to provide reasons why actual results may differ. For a more detailed discussion of how these and other risks, uncertainties, and assumptions could cause Verint’s actual results to differ materially from those indicated in its forward-looking statements, see Verint’s prior filings with the Securities and Exchange Commission. Non-GAAP Financial Measures This presentation includes financial measures which are not prepared in accordance with generally accepted accounting principles (“GAAP”), including certain constant currency measures. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP, please see the appendices to this presentation, Verint’s earnings press releases, as well as the GAAP to non-GAAP reconciliation found under the Investor Relations tab on Verint’s website Verint.com. 2

Actionable Intelligence Strong Global Leader Momentum $1,370 MEETING CRITICAL Actionable Intelligence $1,245 CUSTOMER NEEDS $1,150 Accelerating $1,073 Revenue Growth1 CLEAR GROWTH FY17 FY18 FY19 FY20F Automation and Cloud STRATEGY $3.60 $3.21 $2.81 Double Digit SIGNIFICANT Market Inflection Point $2.51 OPPORTUNITY EPS Growth1 FY17 FY18 FY19 FY20F 1 Non-GAAP $ in millions, except per share data. FY20F based on March 2019 guidance 3 Note: GAAP revenue for FY17 was $1,062 million, FY18 was $1,135 and FY19 was $1,230. GAAP Diluted EPS for FY17 was ($0.47), FY18 was ($0.10) and FY19 was $1.00

Actionable Intelligence Platform MASSIVE DATA CAPTURE ANALYTICS AND ARTIFICIAL INTELLIGENCE ACTIONABLE Recent Momentum INSIGHTS Accelerating Innovation Automation and Cloud 1,000 Patents and Applications 150 in Automation Filed in Last 24 Months STRONG DEMAND FOR ACTIONABLE INTELLIGENCE $10 BILLION TAM GROWING DOUBLE DIGITS1 1 Gartner research and Verint estimates 4

Growth Strategy ACTIONABLE INTELLIGENCE FOR A ACTIONABLE INTELLIGENCE FOR A SMARTER ENTERPRISE SAFER WORLD Elevating the Customer Experience Accelerating Security Investigations and and Driving Operational Efficiency Preventing Crime and Terrorism ACTIONABLE INTELLIGENCE PLATFORM 5

ACTIONABLE INTELLIGENCE FOR A SMARTER ENTERPRISE 6

SMARTER ENTERPRISE Enterprises Face Escalating Customer Engagement Challenges Need New Technology to do More Without Increasing Headcount CHALLENGE 1 People Demand Better Response: Boards Demand Customer Experience CX Improvement WORKFORCE COST CHALLENGE 2 ALREADY >$1 Trillion1 Digital Transformation Response: Organizations Driving Interaction Growth Hire More Staff 1 Sources: Pelorus Associates, US Bureau of Labor Statistics and Verint estimates 7

SMARTER ENTERPRISE Customer Engagement: Elevating CX and Reducing Operating Cost Verint Brings Automation to Customer Engagement Processes Across the Enterprise Enterprise CONTACT CENTER FRAUD AND DIGITAL/MOBILE MARKETING Functions BACK OFFICE COMPLIANCE FRAUD AND Verint HYBRID WORKFORCE AUTOMATED VOICE OF THE COMPLIANCE ENGAGEMENT SELF SERVICE CUSTOMER INSIGHTS Software AUTOMATION Automation Infused Throughout the Enterprise ACTIONABLE INTELLIGENCE PLATFORM 8

SMARTER ENTERPRISE

Cloud Revenue Acceleration

Next Three Years Cloud Growth 30% to 40% CAGR


~ $250
(>40% growth)
$135
$165
FY18
FY19
FY20F
Non-GAAP Cloud Revenue ($ in millions)[1]

- FY19 ARR of $200m[2] (~40% growth) driving >40% growth in FY20F
- Maintenance revenue over $300m, opportunity to convert at 2x
- Multi-tenant SAAS gross margins of 80%

Competitive Differentiation

- Broadest customer engagement cloud portfolio
- Flexible hybrid cloud model with global reach
- Strong scalability from SMB to enterprise

[1] GAAP cloud revenue during FY18 and FY19 was $122 million and $151 million, respectively
[2] Represents cloud ARR calculated using non-GAAP cloud revenue as of Q4 FY19. Cloud ARR calculated using GAAP cloud revenue as of Q4 FY19 was $177 million

9

SMARTER ENTERPRISE Leading Organizations Partner with Verint Simplify. Modernize. Automate. LAND AND EXPAND OPPORTUNITY 10

SMARTER ENTERPRISE SMB Opportunity Driven by Cloud and Channel Partners Cloud Portfolio Purpose Built for SMB SMB GROWTH OPPORTUNITY GROWING PARTNER ECOSYSTEM 15% of Customer Engagement Revenue Cloud Facilitates SMB Growth TT Leading SMB Cloud Portfolio Strong Partners for SMB and Enterprise 11

SMARTER ENTERPRISE Customer Value Financial Services Healthcare Retail Telecom FUNCTION: Contact Center FUNCTION: Digital Operations FUNCTION: Marketing FUNCTION: Compliance OBJECTIVE: Improve quality and OBJECTIVE: Elevate customer OBJECTIVE: Leverage the voice- OBJECTIVE: Ensure customer consistency of customer experience experience and build loyalty in of-the-customer to increase data protection and avoid penalties competitive pharmaceutical market revenue on their digital assets VERINT SOLUTION VERINT SOLUTION VERINT SOLUTION VERINT SOLUTION Deployed Verint Hybrid Workforce Deployed Verint Automated Self Deployed Verint Voice-of-the- Deployed Verint Fraud and Engagement solution to Service solution to automatically Customer Insights solution to Compliance solution to automatically capture and analyze answer patient’s medical questions transform digital interactions into automatically evaluate more than interactions and recommend next intelligently valuable insights to automatically 10 million customer interactions best actions in real-time identify lost revenue opportunities per year to detect compliance issues Ensured adherence to processes Provided a better patient Improved digital customer journeys across millions of interactions to experience and elevated patient to increase purchases and drive Enabled analysis of 100% of improve operational efficiencies relationship without adding revenue interactions without additional headcount headcount – prior manual method only covered 3% of interactions and created significant financial exposure 12

ACTIONABLE INTELLIGENCE FOR A SAFER WORLD 13

SAFER WORLD Security Threats are More Pervasive and Complex Security Organizations Find it More Challenging to Detect, Investigate and Neutralize Threats EXPONENTIAL DATA GROWTH MAKES INCREASING NEED FOR DERIVING INSIGHTS MORE CHALLENGING ADVANCED DATA MINING SOLUTION $4 Billion TAM - Sustainable Double Digit Growth Opportunity1 1 Based on Verint estimates 14

SAFER WORLD Verint Automates and Shortens Investigations Advanced Data Mining Software Differentiated by Automation and Domain Expertise End GOVERNMENT ENTERPRISE Markets Verint CYBER CYBER SITUATIONAL Software INTELLIGENCE SECURITY INTELLIGENCE Automation and Domain Expertise Infused Throughout Our Portfolio ACTIONABLE INTELLIGENCE PLATFORM 15

SAFER WORLD Growing Customer Base Across Government and Enterprise Added 100 New Customers Last Year GOVERNMENT ENTERPRISE 400 Customers 600 Customers Global Presence 100+ Countries BANK OF TAIWAN 80% of Cyber Intelligence Revenue 20% of Cyber Intelligence Revenue Diversified Government Agencies Industry Leaders Partner with Verint 16

SAFER WORLD Customer Value Government Cyber Law Enforcement Leading Semiconductor Security Authority Organization Company LOCATION: APAC LOCATION: Europe LOCATION: U.S. with locations globally OBJECTIVE: Centrally protect multiple OBJECTIVE: Fight organized crime, drug OBJECTIVE: Improve employees and government agencies from cyber attacks trafficking and other criminal activities assets protection without increasing costs VERINT SOLUTION VERINT SOLUTION VERINT SOLUTION Deployed Verint’s Cyber solution to help Deployed Verint’s Web, Social and Fusion Deployed Verint’s Situational Intelligence identify malware and automate SOC Intelligence solution to capture and analyze solution to capture and analyze IoT data operations for better identification, social media/web data and unearth critical across multiple locations around the world prioritization and remediation of attacks insights to expedite complex investigations Reduced time-to-detect (from 1 week to Reduced average case resolution time by Solution designed to improve employee 4 hours) and saved 40% SOC staff 60% (from 1 week to less than 3 days) safety, protect assets, and speed response without increasing security personnel. 17

SAFER WORLD Strong Revenue Growth and Margin Expansion Opportunity • Double digit growth opportunity • Broad portfolio powered by differentiated data mining software • Growing customer base and improved visibility DATA MINING SOFTWARE LEADERSHIP Software Model Transition >20% 15.5% • Software model transition started FY17 to drive margin expansion 13.6% 12.8% • Achieved 3% margin improvement through FY19 • Targeting additional 5% margin improvement within 3 years FY17 FY18 FY19 FY22F Adjusted EBITDA Margin 18

FINANCIAL REVIEW 19

FINANCIAL REVIEW FY2019 Financial Highlights Strong Performance Across Every Key Metric ($ in millions, GROWTH FROM Non-GAAP except per PRIOR YEAR share data) Revenue $1,245 +8.2% Gross Margin 66.6% +120bps Operating Income $267 +18.0% Operating Margin 21.4% +180bps Adjusted EBITDA $297 +15.6% Adjusted EBITDA Margin 23.8% +150bps EPS $3.21 +14.2% 20

FINANCIAL REVIEW FYE20 Guidance Accelerating Revenue Growth with Continued Margin Expansion Non-GAAP Revenue Non-GAAP EPS ($ in Millions) $1,370 $3.60 $3.21 $1,245 $1,150 $2.81 $1,073 $2.51 FY17 FY18 FY19 FY20F FY17 FY18 FY19 FY20F GAAP Revenue $1,062 $1,135 $1,230 GAAP EPS ($0.47) ($0.10) $1.00 Note: FY20F based on March 2019 guidance. 21

FINANCIAL REVIEW

Customer Engagement Momentum Driven By Cloud and Automation

	FY20 Non-GAAP GUIDANCE
Revenue Revenue Growth	~$895 million ~10%
Cloud Revenue Cloud Revenue Growth	~$250 million >40%
Gross Margin	~70%
Adjusted EBITDA Margin	~28.5%
Revenue Derived from Cloud and Maintenance Plus Contracts as of 1/31/19	~70%
Renewal Rate	>90%

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FINANCIAL REVIEW Cyber Intelligence Momentum Driven by Data Mining Software Demand FY20 Non-GAAP GUIDANCE Revenue ~$475 million Revenue Growth ~10% Gross Margin Approaching Mid 60% Adjusted EBITDA Margin ~16.5% Revenue Derived From Maintenance Plus Contracts as of 1/31/19 ~70% 23

FINANCIAL REVIEW Efficient Capital Structure As of 1/31/19 Cash $468 million Net Debt (Term B and Convertible, net of Cash) $351 million Ratings Moody’s: Ba3; S&P: BB Average Interest Rate 2.8% Net Debt/LTM Adjusted EBITDA 1.2x Notes: • Financial data is non-GAAP. See appendices for reconciliation. • Cash includes cash, cash equivalents, short-term restricted cash and cash equivalents and restricted time deposits, short-term investments, long-term restricted cash, and long-term restricted investments. • Net Debt includes long-term restricted cash and long-term restricted investments, and excludes convertible note discounts and other unamortized discounts and issuance costs associated with our debt, which are required under GAAP. See appendices for reconciliation. • Average interest rate excludes the impact of amortization of discounts and deferred financing fees. 24

Summary MEETING CRITICAL Actionable Intelligence CUSTOMER NEEDS CLEAR GROWTH Automation and Cloud STRATEGY SIGNIFICANT Market Inflection Point OPPORTUNITY 25

THANK YOU 26

Appendices 27

About Non-GAAP Financial Measures The following tables include reconciliations of certain financial measures not prepared in accordance with Generally Accepted Accounting Principles (“GAAP”), consisting of non-GAAP revenue, non-GAAP cloud revenue, cloud annualized recurring revenue (ARR) calculation using non-GAAP cloud revenue, non-GAAP gross profit and gross margin, non-GAAP operating income and operating margin, non-GAAP other income (expense), net, non-GAAP provision (benefit) for income taxes and non-GAAP effective income tax rate, non-GAAP net income attributable to Verint Systems Inc., non-GAAP net income per common share attributable to Verint Systems Inc., adjusted EBITDA, net debt, constant currency measures, estimated GAAP and non-GAAP fully allocated gross margins, and estimated non-GAAP fully allocated operating margins and estimated fully allocated adjusted EBITDA to the most directly comparable financial measures prepared in accordance with GAAP. We believe these non-GAAP financial measures, used in conjunction with the corresponding GAAP measures, provide investors with useful supplemental information about the financial performance of our business by: • facilitating the comparison of our financial results and business trends between periods, by excluding certain items that either can vary significantly in amount and frequency, are based upon subjective assumptions, or in certain cases are unplanned for or difficult to forecast, • facilitating the comparison of our financial results and business trends with other technology companies who publish similar non-GAAP measures, and • allowing investors to see and understand key supplementary metrics used by our management to run our business, including for budgeting and forecasting, resource allocation, and compensation matters. We also make these non-GAAP financial measures available because a number of our investors have informed us that they find this supplemental information useful. Non-GAAP financial measures should not be considered in isolation as substitutes for, or superior to, comparable GAAP financial measures. The non-GAAP financial measures we present have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP, and these non-GAAP financial measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP financial measures. These non- GAAP financial measures do not represent discretionary cash available to us to invest in the growth of our business, and we may in the future incur expenses similar to or in addition to the adjustments made in these non-GAAP financial measures. Other companies may calculate similar non-GAAP financial measures differently than we do, limiting their usefulness as comparative measures. 28

About Non-GAAP Financial Measures Our non-GAAP financial measures are calculated by making the following adjustments to our GAAP financial measures: • Revenue adjustments. We exclude from our non-GAAP revenue the impact of fair value adjustments required under GAAP relating to cloud services and customer support contracts acquired in a business acquisition, which would have otherwise been recognized on a stand-alone basis. We believe that it is useful for investors to understand the total amount of revenue that we and the acquired company would have recognized on a stand-alone basis under GAAP, absent the accounting adjustment associated with the business acquisition. Our non-GAAP revenue also reflects certain adjustments from aligning an acquired company’s revenue recognition policies to our policies. We believe that our non-GAAP revenue measure helps management and investors understand our revenue trends and serves as a useful measure of ongoing business performance. • Amortization of acquired technology and other acquired intangible assets. When we acquire an entity, we are required under GAAP to record the fair values of the intangible assets of the acquired entity and amortize those assets over their useful lives. We exclude the amortization of acquired intangible assets, including acquired technology, from our non-GAAP financial measures because they are inconsistent in amount and frequency and are significantly impacted by the timing and size of acquisitions. We also exclude these amounts to provide easier comparability of pre- and post-acquisition operating results. • Stock-based compensation expenses. We exclude stock-based compensation expenses related to restricted stock awards, stock bonus programs, bonus share programs, and other stock-based awards from our non-GAAP financial measures. We evaluate our performance both with and without these measures because stock- based compensation is typically a non-cash expense and can vary significantly over time based on the timing, size and nature of awards granted, and is influenced in part by certain factors which are generally beyond our control, such as the volatility of the price of our common stock. In addition, measurement of stock-based compensation is subject to varying valuation methodologies and subjective assumptions, and therefore we believe that excluding stock-based compensation from our non-GAAP financial measures allows for meaningful comparisons of our current operating results to our historical operating results and to other companies in our industry. • Unrealized gains and losses on certain derivatives, net. We exclude from our non-GAAP financial measures unrealized gains and losses on certain foreign currency derivatives which are not designated as hedges under accounting guidance. We exclude unrealized gains and losses on foreign currency derivatives that serve as economic hedges against variability in the cash flows of recognized assets or liabilities, or of forecasted transactions. These contracts, if designated as hedges under accounting guidance, would be considered “cash flow” hedges. These unrealized gains and losses are excluded from our non-GAAP financial measures because they are non-cash transactions which are highly variable from period to period. Upon settlement of these foreign currency derivatives, any realized gain or loss is included in our non-GAAP financial measures. 29

About Non-GAAP Financial Measures • Amortization of convertible note discount. Our non-GAAP financial measures exclude the amortization of the imputed discount on our convertible notes. Under GAAP, certain convertible debt instruments that may be settled in cash upon conversion are required to be bifurcated into separate liability (debt) and equity (conversion option) components in a manner that reflects the issuer’s assumed non-convertible debt borrowing rate. For GAAP purposes, we are required to recognize imputed interest expense on the difference between our assumed non-convertible debt borrowing rate and the coupon rate on our $400.0 million of 1.50% convertible notes. This difference is excluded from our non-GAAP financial measures because we believe that this expense is based upon subjective assumptions and does not reflect the cash cost of our convertible debt. • Losses and expenses on early retirements or modifications of debt. We exclude from our non-GAAP financial measures losses on early retirements of debt attributable to refinancing or repaying our debt, and expenses incurred to modify debt terms, because we believe they are not reflective of our ongoing operations. • Acquisition expenses, net. In connection with acquisition activity (including with respect to acquisitions that are not consummated), we incur expenses, including legal, accounting, and other professional fees, integration costs, changes in the fair value of contingent consideration obligations, and other costs. Integration costs may consist of information technology expenses as systems are integrated across the combined entity, consulting expenses, marketing expenses, and professional fees, as well as non-cash charges to write-off or impair the value of redundant assets. We exclude these expenses from our non-GAAP financial measures because they are unpredictable, can vary based on the size and complexity of each transaction, and are unrelated to our continuing operations or to the continuing operations of the acquired businesses. • Restructuring expenses. We exclude restructuring expenses from our non-GAAP financial measures, which include employee termination costs, facility exit costs, certain professional fees, asset impairment charges, and other costs directly associated with resource realignments incurred in reaction to changing strategies or business conditions. All of these costs can vary significantly in amount and frequency based on the nature of the actions as well as the changing needs of our business and we believe that excluding them provides easier comparability of pre- and post-restructuring operating results. • Impairment charges and other adjustments. We exclude from our non-GAAP financial measures asset impairment charges (other than those associated with restructuring or acquisition activity), rent expense for redundant facilities, gains or losses on sales of property, gains or losses on settlements of certain legal matters, and certain professional fees unrelated to our ongoing operations, all of which are unusual in nature and can vary significantly in amount and frequency. 30

About Non-GAAP Financial Measures • Non-GAAP income tax adjustments. We exclude our GAAP provision (benefit) for income taxes from our non-GAAP measures of net income attributable to Verint Systems Inc., and instead include a non-GAAP provision for income taxes, determined by applying a non-GAAP effective income tax rate to our income before provision for income taxes, as adjusted for the non-GAAP items described above. The non-GAAP effective income tax rate is generally based upon the income taxes we expect to pay in the reporting year. Our GAAP effective income tax rate can vary significantly from year to year as a result of tax law changes, settlements with tax authorities, changes in the geographic mix of earnings including acquisition activity, changes in the projected realizability of deferred tax assets, and other unusual or period-specific events, all of which can vary in size and frequency. We believe that our non-GAAP effective income tax rate removes much of this variability and facilitates meaningful comparisons of operating results across periods. Our non-GAAP effective income tax rates for the year ended January 31, 2019 is 11.0%, and was 11.5% for the year ended January 31, 2018. We evaluate our non-GAAP effective income tax rate on an ongoing basis and it can change from time to time. Our non-GAAP income tax rate can differ materially from our GAAP effective income tax rate. Customer Engagement Cloud and Recurring Revenue Metrics Recurring revenue, on both a GAAP and non-GAAP basis, is the portion of our revenue that we believe is likely to be renewed in the future, and primarily consists of initial and renewal post contract support, SaaS subscription licenses, and managed services, which are recognized over time. Cloud revenue, on both a GAAP and non-GAAP basis, primarily consists of SaaS subscription licenses and managed services, which are recognized over time. Cloud annualized recurring revenue ("ARR") is calculated using GAAP and non-GAAP cloud revenue excluding term-based license revenue recognized in our most recently completed three-month period on an annualized basis, plus term-based license GAAP and non-GAAP revenue recognized during the most recent trailing 12- month period. We believe that recurring revenue, cloud revenue, and cloud annualized recurring revenue provide investors with useful insight into the nature and sustainability of our revenue streams. The recurrence of these revenue streams in future periods depends on a number of factors including contractual periods and customers' renewal decisions. Please see “Revenue adjustments” above for an explanation for why we present these revenue numbers on both a GAAP and non-GAAP basis. 31

About Non-GAAP Financial Measures Adjusted EBITDA Adjusted EBITDA is a non-GAAP measure defined as net income (loss) before interest expense, interest income, income taxes, depreciation expense, amortization expense, revenue adjustments, restructuring expenses, acquisition expenses, and other expenses excluded from our non-GAAP financial measures as described above. We believe that adjusted EBITDA is also commonly used by investors to evaluate operating performance between companies because it helps reduce variability caused by differences in capital structures, income taxes, stock-based compensation accounting policies, and depreciation and amortization policies. Adjusted EBITDA is also used by credit rating agencies, lenders, and other parties to evaluate our creditworthiness. Net Debt Net Debt is a non-GAAP measure defined as the sum of long-term and short-term debt on our consolidated balance sheet, excluding unamortized discounts and issuance costs, less the sum of cash and cash equivalents, restricted cash, restricted cash equivalents, restricted bank time deposits, and restricted investments (including long- term portions), and short-term investments. We use this non-GAAP financial measure to help evaluate our capital structure, financial leverage, and our ability to reduce debt and to fund investing and financing activities, and believe that it provides useful information to investors. 32

Financial Outlook Our non-GAAP outlook for the three months ending April 30, 2019 and year ending January 31, 2020 excludes the following GAAP measures which we are able to quantify with reasonable certainty: • Amortization of intangible assets of approximately $15 million and $56 million, for the three months ending April 30, 2019 and year ending January 31, 2020, respectively. • Amortization of discount on convertible notes of approximately $3 million and $12 million, for the three months ending April 30, 2019 and year ending January 31, 2020, respectively. Our non-GAAP outlook for the three months ending April 30, 2019 and year ending January 31, 2020 excludes the following GAAP measures for which we are able to provide a range of probable significance: • Revenue adjustments are expected to be between approximately $7 million and $9 million, and $21 million and $25 million, for the three months ending April 30, 2019 and year ending January 31, 2020, respectively. • Stock-based compensation is expected to be between approximately $14 million and $16 million, and $66 million and $70 million, for the three months ending April 30, 2019 and year ending January 31, 2020, respectively, assuming market prices for our common stock approximately consistent with current levels. Our non-GAAP outlook does not include the potential impact of any in-process business acquisitions that may close after the date hereof, and, unless otherwise specified, reflects foreign currency exchange rates approximately consistent with current rates. We are unable, without unreasonable efforts, to provide a reconciliation for other GAAP measures which are excluded from our non-GAAP outlook, including the impact of future business acquisitions or acquisition expenses, future restructuring expenses, and non-GAAP income tax adjustments due to the level of unpredictability and uncertainty associated with these items. For these same reasons, we are unable to assess the probable significance of these excluded items. While historical results may not be indicative of future results, actual amounts for the three months ended January 31, 2019, October 31, July 31 and April 30, 2018 and years ended January 31, 2019 and 2018 for the GAAP measures excluded from our non-GAAP outlook appear in the GAAP to Non-GAAP Reconciliation Tables contained in this presentation. 33

GAAP to Non-GAAP Reconciliations ($ in millions) Three Months Ended Year Ended Three Months Ended Year Ended January 31, 2018 January 31, 2018 April 30, 2018 July 31, 2018 October 31, 2018 January 31, 2019 January 31, 2019 Revenue Reconciliation GAAP revenue $ 318.7 $ 1,135.2 $ 289.2 $ 306.3 $ 304.0 $ 330.2 $ 1,229.7 Revenue adjustments 4.0 15.3 2.8 2.2 4.0 6.5 15.4 Non-GAAP revenue $ 322.7 $ 1,150.5 $ 292.0 $ 308.5 $ 308.0 $ 336.7 $ 1,245.1 Gross Profit Reconciliation GAAP gross profit $ 204.8 $ 688.4 $ 175.1 $ 193.0 $ 192.7 $ 219.7 $ 780.5 GAAP gross margin 64.3% 60.6% 60.6% 63.0% 63.4% 66.5% 63.5% Revenue adjustments 4.0 15.3 2.8 2.2 4.0 6.5 15.4 Amortization of acquired technology 10.0 38.2 7.4 5.5 5.9 6.5 25.4 Stock-based compensation expenses 2.6 8.5 0.8 1.9 1.4 1.6 5.7 Acquisition expenses - 0.1 - - - 0.3 0.4 Restructuring expenses 0.3 2.2 0.4 0.7 0.1 0.3 1.5 Non-GAAP gross profit $ 221.7 $ 752.7 $ 186.5 $ 203.3 $ 204.1 $ 234.9 $ 828.9 Non-GAAP gross margin 68.7% 65.4% 63.9% 65.9% 66.3% 69.8% 66.6% Notes: Amounts may not cross foot due to rounding. FYE 19 results included in this presentation reflect our February 1, 2018 adoption of new GAAP revenue recognition guidance. 34

GAAP to Non-GAAP Reconciliations

($ in millions)

	Three Months Ended January 31, 2018	Year Ended January 31, 2018	Three Months Ended April 30, 2018	July 31, 2018	October 31, 2018	January 31, 2019	Year Ended January 31, 2019
Operating Income Reconciliation							
GAAP operating income	$ 36.3	$ 48.6	$ 7.8	$ 29.2	$ 33.7	$ 43.6	$ 114.2
As a percentage of GAAP revenue	11.4%	4.3%	2.7%	9.5%	11.1%	13.2%	9.3%
Revenue adjustments	4.0	15.3	2.8	2.2	4.0	6.5	15.4
Amortization of acquired technology	10.0	38.2	7.4	5.5	5.9	6.5	25.4
Amortization of other acquired intangible assets	7.5	34.2	7.7	7.4	7.6	8.3	31.0
Stock-based compensation expenses	18.9	69.4	16.4	17.5	16.6	16.1	66.7
Acquisition expenses, net	(0.9)	1.6	2.3	0.1	1.9	5.7	9.9
Restructuring expenses	2.0	13.4	1.1	0.9	1.0	1.9	4.9
Impairment charges	3.3	3.3	-	-	-	-	-
Other adjustments	0.9	2.1	0.6	0.6	(1.5)	(0.4)	(0.6)
Non-GAAP operating income	$ 82.0	$ 226.1	$ 46.1	$ 63.4	$ 69.2	$ 88.2	$ 266.9
As a percentage of non-GAAP revenue	25.4%	19.7%	15.8%	20.6%	22.5%	26.2%	21.4%
Other Expense Reconciliation							
GAAP other expense, net	$ (5.1)	$ (29.7)	$ (8.7)	$ (10.0)	$ (7.8)	$ (9.9)	$ (36.5)
Unrealized (gains) losses on derivatives, net	(1.4)	(3.2)	(0.5)	0.4	0.4	0.9	1.1
Amortization of convertible note discount	2.9	11.2	2.9	2.9	2.9	3.0	11.9
Losses and expenses on early retirement or modification of debt	0.7	2.7	-	-	-	-	-
Acquisition expenses, net	0.2	0.9	-	0.3	-	0.1	0.4
Restructuring expenses	-	0.1	-	-	-	-	-
Non-GAAP other expense, net	$ (2.7)	$ (18.0)	$ (6.3)	$ (6.4)	$ (4.5)	$ (5.9)	$ (23.1)

Note: Amounts may not cross foot due to rounding.

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GAAP to Non-GAAP Reconciliations

($ in millions, except share and per share data; shares in thousands)

	Three Months Ended January 31, 2018	Year Ended January 31, 2018	Three Months Ended April 30, 2018	Three Months Ended July 31, 2018	Three Months Ended October 31, 2018	Three Months Ended January 31, 2019	Year Ended January 31, 2019
Tax Provision (Benefit) Reconciliation							
GAAP provision (benefit) for income taxes	$ 12.8	$ 22.4	$ 0.3	$ (3.7)	$ 5.6	$ 5.4	$ 7.5
GAAP effective income tax rate	41.3%	118.3%	-28.8%	-19.4%	21.7%	16.0%	9.7%
Non-GAAP tax adjustments	(3.4)	1.6	4.0	9.7	1.4	4.2	19.4
Non-GAAP provision for income taxes	$ 9.4	$ 24.0	$ 4.3	$ 6.0	$ 7.0	$ 9.6	$ 26.9
Non-GAAP effective income tax rate	11.9%	11.5%	10.7%	10.5%	10.8%	11.7%	11.0%
Net Income (Loss) Attributable to Verint Systems Inc. Reconciliation							
GAAP net income (loss) attributable to Verint Systems Inc.	$ 17.1	$ (6.6)	$ (2.2)	$ 22.0	$ 18.9	$ 27.3	$ 66.0
Total GAAP net income (loss) adjustments	51.6	187.5	36.7	28.1	37.5	44.4	146.7
Non-GAAP net income attributable to Verint Systems Inc.	$ 68.7	$ 180.9	$ 34.5	$ 50.1	$ 56.4	$ 71.7	$ 212.7
GAAP diluted net income (loss) per common share attributable to Verint Systems Inc.	$ 0.26	$ (0.10)	$ (0.03)	$ 0.33	$ 0.29	$ 0.41	$ 1.00
Non-GAAP diluted net income per common share attributable to Verint Systems Inc.	$ 1.05	$ 2.81	$ 0.53	$ 0.76	$ 0.85	$ 1.08	$ 3.21
GAAP weighted-average shares used in computing diluted net income (loss) per common share	65,139	63,312	63,928	65,840	66,200	66,504	66,245
Additional weighted-average shares applicable to non-GAAP net income per common share attributable to Verint Systems Inc	-	1,046	1,203	-	-	-	-
Non-GAAP diluted weighted-average shares used in computing net income per common share	65,139	64,358	65,131	65,840	66,200	66,504	66,245

Note: Amounts may not cross foot due to rounding.

36

GAAP to Non-GAAP Reconciliations ($ in millions) Three Months Ended Year Ended Three Months Ended Year Ended January 31, 2018 January 31, 2018 April 30, 2018 July 31, 2018 October 31, 2018 January 31, 2019 January 31, 2019 Adjusted EBITDA Reconciliation GAAP net income (loss) attributable to Verint Systems Inc. $ 17.1 $ (6.6) $ (2.2) $ 22.0 $ 18.9 $ 27.3 $ 66.0 As a percentage of GAAP revenue 5.4% -0.6% -0.8% 7.2% 6.2% 8.3% 5.4% Net income attributable to noncontrolling interest 1.2 3.2 1.0 0.9 1.3 1.0 4.2 Provision (benefit) income taxes 12.8 22.4 0.3 (3.7) 5.6 5.4 7.5 Other expense, net 5.1 29.7 8.7 10.0 7.8 9.9 36.5 GAAP depreciation & amortization (1) 25.2 102.9 23.3 20.3 20.6 22.0 86.2 Revenue adjustments 4.0 15.3 2.8 2.2 4.0 6.5 15.4 Stock-based compensation expenses 18.9 69.4 16.4 17.5 16.6 16.1 66.7 Acquisition expenses, net (0.9) 1.6 2.3 0.1 1.9 5.7 9.9 Restructuring expenses 2.1 13.3 1.1 0.8 1.1 1.9 4.9 Impairment charges 3.3 3.3 - - - - - Other adjustments 1.0 2.1 0.6 0.6 (1.5) (0.4) (0.6) Adjusted EBITDA $ 89.8 $ 256.6 $ 54.3 $ 70.7 $ 76.3 $ 95.4 $ 296.7 As a percentage of non-GAAP revenue 27.8% 22.3% 18.6% 22.9% 24.8% 28.3% 23.8% (1) Adjusted for patent and financing fee amortization. Note: Amounts may not cross foot due to rounding. 37

Revenue by Segment ($ in millions) Three Months Ended Year Ended Three Months Ended Year Ended January 31, 2018 January 31, 2018 April 30, 2018 July 31, 2018 October 31, 2018 January 31, 2019 January 31, 2019 GAAP Revenue by Segment: Customer Engagement $ 208.4 $ 740.1 $ 186.5 $ 200.8 $ 197.5 $ 211.5 $ 796.3 Cyber Intelligence 110.3 395.1 102.7 105.5 106.5 118.7 433.4 GAAP Total Revenue $ 318.7 $ 1,135.2 $ 289.2 $ 306.3 $ 304.0 $ 330.2 $ 1,229.7 Revenue Adjustments: Customer Engagement $ 3.9 $ 14.9 $ 2.7 $ 2.2 $ 4.0 $ 6.3 $ 15.0 Cyber Intelligence 0.1 0.4 0.1 - - 0.2 0.4 Total Revenue Adjustments $ 4.0 $ 15.3 $ 2.8 $ 2.2 $ 4.0 $ 6.5 $ 15.4 Non-GAAP Revenue by Segment: Customer Engagement $ 212.3 $ 755.0 $ 189.2 $ 203.0 $ 201.5 $ 217.8 $ 811.3 Cyber Intelligence 110.4 395.5 102.8 105.5 106.5 118.9 433.8 Non-GAAP Total Revenue $ 322.7 $ 1,150.5 $ 292.0 $ 308.5 $ 308.0 $ 336.7 $ 1,245.1 Note: Amounts may not cross foot due to rounding. 38

Table of Reconciliation from Gross Debt to Net Debt, including Long-Term Restricted Cash, Cash Equivalents, Time Deposits and Investments ($ in millions) As of January 31, 2018 2019 Current maturities of long-term debt $ 4.5 $ 4.3 Long-term debt 768.5 777.8 Unamortized debt discounts and issuance costs 50.1 36.6 Gross debt 823.1 818.7 Less: Cash and cash equivalents 337.9 370.0 Restricted cash and cash equivalents, and restricted time deposits 33.3 42.3 Short-term investments 6.6 32.3 Long-term restricted cash, cash equivalents, time deposits and investments 28.4 23.1 Net debt, including long-term restricted cash, cash equivalents, time deposits, and investments $ 416.9 $ 351.0 39

GAAP to Non-GAAP Customer Engagement Cloud Revenue, Recurring Revenue, and Cloud Annualized Recurring Revenue ("ARR") calculations using GAAP and Non-GAAP Cloud Revenue ($ in millions) Year Ended Year Ended January 31, 2018 January 31, 2019 Table of Reconciliation from GAAP Cloud Revenue to Non-GAAP Cloud Revenue Customer Engagement Cloud revenue - GAAP $ 122.0 $ 150.7 Estimated revenue adjustments 13.0 14.7 Cloud revenue - non-GAAP $ 135.0 $ 165.4 Table of Reconciliation from GAAP Recurring Revenue to Non-GAAP Recurring Revenue Customer Engagement Recurring revenue - GAAP 425.6 465.7 As a percentage of GAAP revenue 57.5% 58.5% Estimated revenue adjustments 15.0 15.0 Recurring revenue - non-GAAP 440.6 480.7 As a percentage of non-GAAP revenue 58.4% 59.3% Cloud ARR calculations using GAAP and Non-GAAP Cloud Revenue Customer Engagement Cloud ARR- calculated using GAAP cloud revenue $ 126.3 $ 176.6 Estimated revenue adjustments 11.7 23.2 Cloud ARR- calculated using non-GAAP cloud revenue $ 138.0 $ 199.8 40

Estimated GAAP to Non-GAAP Fully Allocated Gross Margins - Quarterly

($ in millions)

For Year Ended January 31, 2018	Customer Engagement	Cyber Intelligence	Consolidated
GAAP Product revenue	$ 184.2	$ 215.5	$ 399.7
GAAP Service revenue	555.9	179.6	735.5
Total GAAP revenue	740.1	395.1	1,135.2
Product costs	34.7	92.3	127.0
Service expenses	197.6	61.5	259.1
Amortization of acquired technology	22.2	16.0	38.2
Stock-based compensation expenses (1)	6.9	1.6	8.5
Shared support service allocation (2)	9.2	4.8	14.0
Total GAAP cost of revenue	270.6	176.2	446.8
GAAP gross profit	$ 469.5	$ 218.9	$ 688.4
GAAP gross margin	63.4%	55.4%	60.6%
Revenue adjustments	14.9	0.4	15.3
Amortization of acquired technology	22.2	16.0	38.2
Stock-based compensation expenses (1)	6.9	1.6	8.5
Acquisition expenses, net (3)	0.1	-	0.1
Restructuring expenses (3)	1.5	0.7	2.2
Non-GAAP gross profit	$ 515.1	$ 237.6	$ 752.7
Non-GAAP gross margin	68.2%	60.1%	65.4%

For Three Months Ended April 30, 2018	Customer Engagement	Cyber Intelligence	Consolidated
GAAP Product revenue	$ 48.4	$ 57.5	$ 105.9
GAAP Service revenue	138.1	45.2	183.3
Total GAAP revenue	186.5	102.7	289.2
Product costs	8.8	25.0	33.8
Service expenses	51.6	16.7	68.3
Amortization of acquired technology	4.3	3.1	7.4
Stock-based compensation expenses (1)	0.6	0.2	0.8
Shared support service allocation (2)	2.5	1.3	3.8
Total GAAP cost of revenue	67.8	46.3	114.1
GAAP gross profit	$ 118.7	$ 56.4	$ 175.1
GAAP gross margin	63.7%	54.9%	60.6%
Revenue adjustments	2.7	0.1	2.8
Amortization of acquired technology	4.3	3.1	7.4
Stock-based compensation expenses (1)	0.6	0.2	0.8
Acquisition expenses, net (3)	-	-	-
Restructuring expenses (3)	0.3	0.1	0.4
Non-GAAP gross profit	$ 126.6	$ 59.9	$ 186.5
Non-GAAP gross margin	66.9%	58.3%	63.9%

For Three Months Ended July 31, 2018	Customer Engagement	Cyber Intelligence	Consolidated
GAAP Product revenue	$ 55.5	$ 54.5	$ 110.0
GAAP Service revenue	145.3	51.0	196.3
Total GAAP revenue	200.8	105.5	306.3
Product costs	8.5	23.4	31.9
Service expenses	53.0	17.6	70.6
Amortization of acquired technology	4.1	1.4	5.5
Stock-based compensation expenses (1)	1.6	0.3	1.9
Shared support service allocation (2)	2.2	1.2	3.4
Total GAAP cost of revenue	69.4	43.9	113.3
GAAP gross profit	$ 131.4	$ 61.6	$ 193.0
GAAP gross margin	65.4%	58.4%	63.0%
Revenue adjustments	2.2	-	2.2
Amortization of acquired technology	4.1	1.4	5.5
Stock-based compensation expenses (1)	1.6	0.3	1.9
Acquisition expenses, net (3)	-	-	-
Restructuring expenses (3)	0.4	0.3	0.7
Non-GAAP gross profit	$ 139.7	$ 63.6	$ 203.3
Non-GAAP gross margin	68.8%	60.3%	65.9%

For Three Months Ended October 31, 2018	Customer Engagement	Cyber Intelligence	Consolidated
GAAP Product revenue	$ 52.4	$ 59.3	$ 111.7
GAAP Service revenue	145.1	47.2	192.3
Total GAAP revenue	197.5	106.5	304.0
Product costs	9.1	22.9	32.0
Service expenses	51.1	17.2	68.3
Amortization of acquired technology	4.5	1.4	5.9
Stock-based compensation expenses (1)	1.1	0.3	1.4
Shared support service allocation (2)	2.4	1.3	3.7
Total GAAP cost of revenue	68.2	43.1	111.3
GAAP gross profit	$ 129.3	$ 63.4	$ 192.7
GAAP gross margin	65.5%	59.6%	63.4%
Revenue adjustments	4.0	-	4.0
Amortization of acquired technology	4.5	1.4	5.9
Stock-based compensation expenses (1)	1.1	0.3	1.4
Acquisition expenses, net (3)	-	-	-
Restructuring expenses (3)	0.1	-	0.1
Non-GAAP gross profit	$ 139.0	$ 65.1	$ 204.1
Non-GAAP gross margin	69.0%	61.1%	66.3%

Note: Amounts may not cross foot due to rounding.

Note: Please refer to note on bottom of Slide 42.

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Estimated GAAP to Non-GAAP Fully Allocated Gross Margins –YTD (cont'd)

($ in millions)

	For Three Months Ended January 31, 2019 Customer Engagement	Cyber Intelligence	Consolidated
GAAP Product revenue	$ 65.5	$ 61.6	$ 127.1
GAAP Service revenue	146.0	57.1	203.1
Total GAAP revenue	211.5	118.7	330.2
Product costs	8.5	19.3	27.8
Service expenses	52.6	18.0	70.6
Amortization of acquired technology	5.0	1.5	6.5
Stock-based compensation expenses (1)	1.1	0.5	1.6
Shared support service allocation (2)	2.6	1.4	4.0
Total GAAP cost of revenue	69.8	40.7	110.5
GAAP gross profit	$ 141.7	$ 78.0	$ 219.7
GAAP gross margin	67.0%	65.7%	66.5%
Revenue adjustments	6.3	0.2	6.5
Amortization of acquired technology	5.0	1.5	6.5
Stock-based compensation expenses (1)	1.1	0.5	1.6
Acquisition expenses, net (3)	0.2	0.1	0.3
Restructuring expenses (3)	0.2	0.1	0.3
Non-GAAP gross profit	$ 154.5	$ 80.4	$ 234.9
Non-GAAP gross margin	70.9%	67.6%	69.8%

	For Year Ended January 31, 2019 Customer Engagement	Cyber Intelligence	Consolidated
GAAP Product revenue	$ 221.7	$ 232.9	$ 454.6
GAAP Service revenue	574.6	200.5	775.1
Total GAAP revenue	796.3	433.4	1,229.7
Product costs	35.0	90.6	125.6
Service expenses	208.1	69.6	277.7
Amortization of acquired technology	18.0	7.4	25.4
Stock-based compensation expenses (1)	4.4	1.3	5.7
Shared support service allocation (2)	9.7	5.1	14.8
Total GAAP cost of revenue	275.2	174.0	449.2
GAAP gross profit	$ 521.1	$ 259.4	$ 780.5
GAAP gross margin	65.4%	59.9%	63.5%
Revenue adjustments	15.0	0.4	15.4
Amortization of acquired technology	18.0	7.4	25.4
Stock-based compensation expenses (1)	4.4	1.3	5.7
Acquisition expenses, net (3)	0.3	0.1	0.4
Restructuring expenses (3)	1.0	0.5	1.5
Non-GAAP gross profit	$ 559.8	$ 269.1	$ 828.9
Non-GAAP gross margin	69.0%	62.0%	66.6%

Note: Amounts may not cross foot due to rounding.

(1) Represents the stock-based compensation expenses applicable to cost of revenue, allocated proportionally to our year ended January 31, 2019, when filed, annual operations and service expense wages for each segment, and the stock-based compensation expenses applicable to cost of revenue, allocated proportionally to our year ended January 31, 2018 annual operations and service expense wages for each segment, which we believe provides a reasonable approximation for purposes of understanding the relative GAAP and non-GAAP gross margins of our two businesses.

(2) Represents the portion of our shared support expenses (as disclosed in footnote 16 to our January 31, 2019 Form 10-K, when filed) applicable to cost of revenue, allocated proportionally to our year ended January 31, 2019 annual non-GAAP segment revenue, and our shared support expenses (as disclosed in footnote 15 to our January 31, 2018 Form 10-K) applicable to cost of revenue, allocated proportionally to our year ended January 31, 2018 annual non-GAAP segment revenue, which we believe provides a reasonable approximation for purposes of understanding the relative GAAP and non-GAAP gross margins of our two businesses.

(3) Represents the portion of our acquisition expenses, net and restructuring expenses applicable to cost of revenue, allocated proportionally to our year ended January 31, 2019, when filed, annual non-GAAP segment revenue, and our acquisition expenses, net and restructuring expenses applicable to cost of revenue, allocated proportionally to our year ended January 31, 2018 annual non-GAAP segment revenue, which we believe provides a reasonable approximation for purposes of understanding the relative GAAP and non-GAAP gross margins of our two businesses.

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Estimated Non-GAAP Fully Allocated Operating Margins and Estimated Fully Allocated Adjusted EBITDA

($ in millions)

	For Year Ended January 31, 2017			For Year Ended January 31, 2018			Three Months Ended April 30, 2018			Three Months Ended July 31, 2018		
	Customer Engagement	Cyber Intelligence	Consolidated	Customer Engagement	Cyber Intelligence	Consolidated	Customer Engagement	Cyber Intelligence	Consolidated	Customer Engagement	Cyber Intelligence	Consolidated
Non-GAAP segment revenue	$ 716.2	$ 356.5	$ 1,072.7	$ 755.0	$ 395.5	$ 1,150.5	$ 189.2	$ 102.8	$ 292.0	$ 203.0	$ 105.5	$ 308.5
Segment contribution (1)	269.0	85.8	354.8	286.2	94.6	380.8	66.8	21.2	88.0	78.8	24.5	103.3
Estimated allocation of shared support expenses (2)	100.3	49.9	150.2	103.5	51.2	154.7	27.5	14.4	41.9	26.2	13.7	39.9
Estimated non-GAAP operating income	168.7	35.9	204.6	182.7	43.4	226.1	39.3	6.8	46.1	52.6	10.8	63.4
Depreciation and amortization (3)	19.3	9.6	28.9	20.0	10.5	30.5	5.4	2.8	8.2	4.8	2.5	7.3
Estimated adjusted EBITDA	$ 188.0	$ 45.5	$ 233.5	$ 202.7	$ 53.9	$ 256.6	$ 44.7	$ 9.6	$ 54.3	$ 57.4	$ 13.3	$ 70.7
Segment contribution margin	37.6%	24.1%	33.1%	37.9%	23.9%	33.1%	35.3%	20.6%	30.1%	38.8%	23.3%	33.5%
Estimated non-GAAP fully allocated operating margin	23.6%	10.1%	19.1%	24.2%	11.0%	19.7%	20.8%	6.6%	15.8%	25.9%	10.3%	20.6%
Estimated fully allocated EBITDA margin	26.2%	12.8%	21.8%	26.8%	13.6%	22.3%	23.6%	9.3%	18.6%	28.3%	12.6%	22.9%

	Three Months Ended October 31, 2018			Three Months Ended January 31, 2019			Year Ended January 31, 2019		
	Customer Engagement	Cyber Intelligence	Consolidated	Customer Engagement	Cyber Intelligence	Consolidated	Customer Engagement	Cyber Intelligence	Consolidated
Non-GAAP segment revenue	$ 201.5	$ 106.5	$ 308.0	$ 217.8	$ 118.9	$ 336.7	$ 811.3	$ 433.8	$ 1,245.1
Segment contribution (1)	79.6	29.2	108.8	91.6	39.1	130.7	316.8	114.0	430.8
Estimated allocation of shared support expenses (2)	26.0	13.6	39.6	27.7	14.8	42.5	106.9	57.0	163.9
Estimated non-GAAP operating income	53.6	15.6	69.2	63.9	24.3	88.2	209.9	57.0	266.9
Depreciation and amortization (3)	4.7	2.4	7.1	4.7	2.5	7.2	19.4	10.4	29.8
Estimated adjusted EBITDA	$ 58.3	$ 18.0	$ 76.3	$ 68.6	$ 26.8	$ 95.4	$ 229.3	$ 67.4	$ 296.7
Segment contribution margin	39.5%	27.4%	35.3%	42.1%	32.9%	38.8%	39.0%	26.3%	34.6%
Estimated non-GAAP fully allocated operating margin	26.6%	14.6%	22.5%	29.3%	20.4%	26.2%	25.9%	13.1%	21.4%
Estimated fully allocated EBITDA margin	28.9%	16.9%	24.8%	31.5%	22.5%	28.3%	28.3%	15.5%	23.8%

Note: Amounts may not cross foot due to rounding.

(1) See footnote 16 to our Form 10-K for the year ended January 31, 2019, 2018 and 2017, and footnote 15 to our October 31, July 31 and April 30, 2018 Form 10-Q.

(2) When determining segment contribution, we do not allocate "Shared support expenses" which are provided by shared resources or are otherwise generally not controlled by segment management, the majority of which are expenses for administrative support functions, such as information technology, human resources, finance, legal, and other general corporate support, and also include occupancy expenses, procurement, manufacturing support, and logistics expenses. For the year ended January 31, 2017 expenses are allocated proportionally to our year ended January 31, 2017 annual non-GAAP segment revenue. For the year ended January 31, 2018 and three months ended April 30, July 31, and October 31, 2018 expenses are allocated proportionally to our year ended January 31, 2018 annual non-GAAP segment revenue, and for the three months and year ended January 31, 2019 expenses are allocated proportionally to our year ended January 31, 2019 annual non-GAAP segment revenue which we believe provides a reasonable approximation for purposes of understanding the relative non-GAAP operating margins of our two businesses.

(3) Represents certain depreciation and amortization expenses, which are otherwise included in our non-GAAP operating income, allocated proportionally to our non-GAAP segment revenue for the years ended January 31, 2019, January 31, 2018 and January 31, 2017, respectively, which we believe provides a reasonable approximation for purposes of understanding the relative adjusted EBITDA of our two businesses.

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